UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 11, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Cash Compensation Adjustments
On February 11, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Extreme Networks, Inc. (the “Company”), after consideration of peer group compensation data following the acquisition by the Company of Enterasys Networks, Inc. and the relative contributions of the executive officers, increased the annual salaries and/or target cash incentive amounts of certain of the Company’s executive officers, including certain of the Company’s Named Executive Officers, effective as of April 1, 2014. The increases for the officers are as follows:

Person Name	Position Title	Annual Base Salary ($)	Change ($)	Bonus Incentive (%)	Change (%)	Total Cash ($)	Change (%)
Berger, Chuck	President and CEO	600,000	100,000	120	20	1,320,000	32
Kurtzweil, John	EVP & CFO	385,000	0	55	5	596,750	3.3
Blohm, Frank	EVP, Operations and IT	323,000	23,000	55	5	500,650	11.3
Amadia, Allison	VP & General Counsel	330,000	40,000	50	0	495,000	13.8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 18, 2014

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary